Exhibit 99.1

WiSA Technologies Aligns Finance Leadership to
Focus on Anticipated Comhear Acquisition

-	CFO George Oliva assumes new position of SVP Finance and Strategic Operations -

-	Chief Accounting Officer Gary Williams to report directly to CEO Brett Moyer -

BEAVERTON, OR — (July 14, 2023)— WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, announced changes within the finance leadership team as part of our strategic focus on the anticipated acquisition of Comhear, Inc. Effective immediately, George Oliva assumes a newly created position as SVP Finance & Strategic Operations, which replaces his previous role as CFO. Gary Williams retains his position as Chief Accounting Officer and will now report directly to CEO Brett Moyer.

“These changes will enable George to focus on the acquisition process related to Comhear,” said Brett Moyer, CEO of WiSA. “Progress continues in this regard, and George has been instrumental in driving the due diligence and procedural steps leading up to the expected close of the transaction in Q3 2023.”

As announced on May 15, 2023, WiSA signed a non-binding letter of intent to acquire Comhear, Inc. (Comhear), a developer of AI-enabled adaptive audio technology. The transaction is expected to close in the third quarter of 2023.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the proposed transaction, such as the inability to enter into definitive agreements with respect to the proposed transaction; the expected performance of the parties thereto; risks related to receipt of necessary regulatory and shareholder approvals; failure to realize the anticipated benefits from the transaction; the ability of the parties to satisfy various conditions to closing the proposed transaction; and other risks affecting WiSA’s business generally, including its ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA’s design wins; WiSA’s rate of growth; WiSA’s ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA’s customer’s end markets; WiSA’s ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in WiSA’s filings with the SEC, including the section titled “Risk Factors” in the preliminary and definitive proxy statement, or other document(s) that WiSA intends to file with the SEC in connection with the proposed transaction. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com